SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 9, 2002

CALIFORNIA INDEPENDENT BANCORP
(Exact Name of Registrant as Specified in Charter)

California (State or Other Jurisdiction of Incorporation)	0-265520 (Commission File Number)	68-0349947 (IRS Employer Identification No.)

1227 Bridge St., Suite C Yuba City, CA (Address of Principal Executive Offices)	95991 (Zip Code)

Registrant’s telephone number, including area code: (530) 674-6025

N/A

(Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events

                On May 9, 2002, California Independent Bancorp (“CIB”) and Feather River State Bank  (“Bank”) issued a press release announcing President and Chief Executive Officer Larry D. Hartwig’s decision to retire from his officer and board of directors’ positions with CIB and the Bank to pursue other interests.  Mr. Hartwig’s resignation is effective on May 10, 2002.  The boards of directors have appointed Director John I. Jelavich to serve as Interim President and Chief Executive Officer of CIB and the Bank.  A copy of the press release is attached as Exhibit 99 to this Current Report on Form 8-K and incorporated herein by reference.

Item 7. Financial Statements, Pro Forma  Financial Information and Exhibits.

(c) Exhibits.

    The following exhibits are filed with this report on Form 8-K:

Exhibit No.	Description
99.1	Press Release of the Registrant issued on May 9, 2002.

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CALIFORNIA INDEPENDENT BANCORP

Date: May 9, 2002	By:	/s/ KEVIN R. WATSON
	Name:	Kevin R. Watson
	Title:	Chief Financial Officer/Corporate Secretary (Principal Financial and Accounting Officer)